                            INVESTOR RIGHTS AGREEMENT

                                      AMONG

                       BUSINESS DEVELOPMENT BANK OF CANADA

                                       AND

                                BIOSYNTECH, INC.

                                       AND

                             BIO SYNTECH CANADA INC.

                                       AND

                           BIOSYNTECH EUROPE S.A.R.L.

                                       AND

                                  AMINE SELMANI

                                       AND

                              9083-1496 QUEBEC INC.

                                 JUNE 26TH, 2002

                                TABLE OF CONTENTS

                                                                          Page 1

                                      -2-

11.5        Entire Agreement..................................................16
11.6        Amendments and Waivers............................................16
11.7        Assignment........................................................16
11.8        Severability......................................................16
11.9        Notices...........................................................16
11.10       Counterparts......................................................18

SIGNATURES.....................................................................1

                            INVESTOR RIGHTS AGREEMENT

THIS AGREEMENT is made and entered into this 26th day of June, 2002,

AMONG:                   BUSINESS  DEVELOPMENT  BANK OF  CANADA,  a  corporation
                         incorporated  under the  Business  Development  Bank of
                         Canada  Act  having an office at 5 Place  Ville  Marie,
                         suite 1450, Montreal, Province of Quebec, H3B 5E7;

                         (the "BDC")

AND:                     BIOSYNTECH,  INC., a corporation incorporated under the
                         laws of the State of Nevada and having its head  office
                         at  475  Armand-Frappier   Blvd.,  Laval,  Province  of
                         Quebec, H7V 4B3;

                         ("BioSyntech")

AND:                     BIO SYNTECH  CANADA  INC., a  corporation  incorporated
                         under the  Quebec  Companies  Act and  having  its head
                         office at 475 Armand-Frappier Blvd., Laval, Province of
                         Quebec, H7V 4B3;

                         ("BSC")

AND:                     BIO SYNTECH EUROPE S.A.R.L., a corporation incorporated
                         under the laws of the Republic of France and having its
                         head  office at 13 Gravier du Robinet,  59117  Wervicq,
                         France;

                         (the "BSE")

                         (BioSyntech, BSC and BSE , collectively: the "Company")

                                      -2-

AND:                     AMINE  SELMANI,  a  businessman   residing  at  45  Les
                         Erables, Laval, Province of Quebec, H7R 1A3;

                         ("Selmani")

AND:                     9083-1496 QUEBEC INC., a corporation incorporated under
                         the Quebec  Companies  Act,  having its head  office at
                         2000 McGill College, suite 1600, Montreal H3A 3H3;

                         ("Holdco")

                                    PREAMBLE
                                    --------

WHEREAS BSC has entered into a Loan Agreement with the BDC dated the date hereof;

WHEREAS BioSyntech has entered into a Subscription  Agreement with the BDC dated the date hereof;

WHEREAS as a condition of entering into the Loan Agreement and the  Subscription
Agreement,  the BDC requested, and the parties accepted, to set forth the manner in which certain of the Company's affairs shall be conducted and to grant to the
BDC certain rights with respect thereto, the whole as set forth herein;

NOW,  THEREFORE,  in  consideration  of the above  premises  and  covenants  and agreements herein contained, the Parties hereto agree as follows:

1.          DEFINITIONS AND PRINCIPLES OF INTERPRETATION
            --------------------------------------------

1.1         Definitions
            -----------

            In this Agreement, unless something in the subject matter or context is  inconsistent  therewith,  all terms  defined  in the Act and not otherwise  defined herein shall have the meanings  ascribed thereto, and the following terms shall have the meanings set forth below:

            1.1.1       "Affiliate"  means,  with  respect  to a  Party  to this
                        Agreement,  any Person  which,  directly or  indirectly,
                        through  one  or  more  intermediaries,   Controls,   is
                        Controlled  by,  or is under  common  Control  with such
                        Party;

                                      -3-

            1.1.2       "Agreement" means this Investor Rights Agreement and all
                        attached  schedules and all instruments  supplemental to
                        or in amendment or confirmation  of this Agreement;  and
                        the terms  "hereof",  "hereto",  "hereunder" and similar
                        expressions  refer  to  this  Agreement,  and not to any
                        particular  article,  section  or other  portion of this
                        Agreement  and   references  to  articles,   section  or
                        subsection  are to the specified  articles,  sections or
                        subsections of this Agreement;

            1.1.3       "Articles"   means  the  articles   and/or  amended  and
                        restated  articles of  BioSyntech,  BSC and BSE attached
                        hereto as  Schedule  1.1.3,  as they may be  amended  or
                        restated from time to time;

            1.1.4       "Auditors"  means  the  auditor  of  BioSyntech  and its
                        Subsidiaries  which is a firm of  independent  auditors,
                        qualified  and  entitled to carry on in Canada or the US
                        the  practice  of public  or  chartered  accounting  and
                        auditing, whom are appointed from time to time;

            1.1.5       "Board" means the boards of directors of BioSyntech, BSC
                        and BSE;

            1.1.6       "Business  Day" means a day,  other  than a Saturday  or
                        Sunday,  on which Canadian  chartered banks are open for
                        general banking business in Montreal, Quebec;

            1.1.7       "Business   Plan"  shall  mean  the  business   plan  of
                        BioSyntech attached hereto as Schedule 1.1.7;

            1.1.8       "By-laws"  means the  by-laws  and/or  the  amended  and
                        restated by-laws of BioSyntech, BSC and BSE which are in
                        force and effect from time to time;

            1.1.9       "Common  Shares"  shall  mean the  common  shares in the
                        capital of BioSyntech,  but for greater certainty,  does
                        not include  common  shares into which other  Securities
                        issued by BioSyntech  may be converted  unless and until
                        such rights of conversion  have been  exercised and such
                        common shares are issued in respect thereof;

            1.1.10      "Fair  Market   Value"   means,   with  respect  to  any
                        transaction,  the consideration and terms and conditions
                        as  determined  in  an  open  and  unrestricted  market,
                        between informed prudent parties, acting at arm's length
                        and under no compulsion to act;

            1.1.11      "Immediate  Family  Members"  means  any  or  all of the
                        father,   mother,   spouse,   son,  daughter,   stepson,
                        stepdaughter,  brother or sister of a Shareholder who is
                        an individual;

                                      -4-

            1.1.12      "Independent"  means  with  respect  to a member  of the
                        Board, a Person who is not a Shareholder  who holds more
                        than one  percent  (1%) of the  issued  and  outstanding
                        Securities or the shares of an Affiliate of  BioSyntech,
                        nor the  professional  adviser  to,  director,  officer,
                        employee of or a party to any  written or oral  contract
                        with  BioSyntech or any Person related thereto by blood,
                        adoption or marriage  to any of the  foregoing  and such
                        person has relevant industry experience;

            1.1.13      "Intellectual  Property"  means all the know-how,  data,
                        biological  materials,   inventions,  other  proprietary
                        information  and technology,  trade secrets,  copyright,
                        service marks, trade names, trade marks, patents, patent
                        applications,   both   domestic  and  foreign,   whether
                        licensed  or  owned,  used  in  whole  or in  part in or
                        required for the proper carrying on of the Business;

            1.1.14      "Loan Agreement"  means the loan agreement  entered into
                        on the date hereof between the BDC and BSC;

            1.1.15      "Parties"  means,  all of the parties to this Agreement,
                        and "Party" means any one of them;

            1.1.16      "Person" includes any individual,  natural person,  sole
                        proprietorship,    partnership,   limited   partnership,
                        unincorporated  association,  unincorporated  syndicate,
                        unincorporated organisation,  trust, body corporate, and
                        a natural  person  in his or her  capacity  as  trustee,
                        executor, administrator, or other legal representative;

            1.1.17      "Related  Party" means an "associate"  (as is defined in
                        the Canadian Business Corporations Act (the "Act")) with
                        respect of a Shareholder,  and if he or she is a natural
                        Person, his or her Immediate Family Members;

            1.1.18      "Securities" means, collectively, all the Common Shares,
                        shares, options or warrants issued from time to time and
                        any other rights or options granted from time to time to
                        acquire  Common  Shares  or which  are  exchangeable  or
                        convertible  into Common Shares,  as well as all shares,
                        options or warrants  issued from time to time by BSC and
                        BSE and any other rights or options granted from time to
                        time  to   acquire   said   securities   or  which   are
                        exchangeable or convertible into such shares;

            1.1.19      "Shareholders" means those Persons who hold, directly or
                        indirectly,  shares  of  BioSyntech,   collectively  and
                        "Shareholder"    means   any   one   of   such   Persons
                        individually;

                                      -5-

            1.1.20      "SOP" means any stock option plan,  profit  sharing plan
                        or  other   incentive  plan  for  directors,   officers,
                        employees, shareholders and consultants of BioSyntech or
                        a Subsidiary;

            1.1.21      "Subscription  Agreement" means the warrant subscription
                        agreement  entered  into on the date hereof  between the
                        BDC and BioSyntech;

            1.1.22      "Subsidiary"  has,  with  respect  to  BioSyntech,   the
                        meaning set out in the Act;

            1.1.23      "Warrants"  means  those  warrants  for the  purchase of
                        Common  Shares  issued  pursuant  to  the   Subscription
                        Agreement.

1.2         Certain Rules of Interpretation
            -------------------------------

            In this Agreement:

            (a)     time is of the essence in the  performance  of the  Parties'
                    respective obligations;

            (b)     unless otherwise specified,  all references to money amounts are to Canadian currency;

            (c)     the  descriptive  headings  of  articles  and  sections  are inserted  solely for  convenience  of reference  and are not intended as complete or accurate descriptions of content and shall  not be  used  to  interpret  the  provisions  of this
                    Agreement;

            (d)     the  use of  words  in the  singular  or  plural,  or with a particular gender,  shall not limit the scope or exclude the application  of any  provision  of  this  Agreement  to such
                    Person or Persons or circumstances as the context  otherwise permits;

            (e)     whenever a provision of this Agreement  requires an approval or consent by a Party and notice of such approval or consent is not delivered  within the  applicable  time limit,  then, unless  otherwise  specified,  the Party  whose  consent  or approval is required  shall be  conclusively  deemed to have withheld its consent or approval;

            (f)     unless otherwise specified, time periods within or following which any  payment  is to be made or act is to be done shall be  calculated  by  excluding  the day on which  the  period commences and including the day which ends the period and by extending  the period to the next  Business Day following if the last day of the period is not a Business Day; and

            (g)     whenever  any  payment  is to be made or  action to be taken under this  Agreement  is  required to be made or taken on a day other than a Business Day, such payment shall be made or action taken on the next Business Day following.

                                      -6-

1.3         Accounting Principles
            ---------------------

            Wherever in this Agreement  reference is made to generally  accepted accounting  principles,  such  reference  shall be  deemed to be the generally accepted accounting  principles from time to time approved by the Canadian Institute of Chartered Accountants, or any successor institute, applicable as at the date.

1.4         Jurisdiction
            ------------

            This Agreement shall be construed in accordance with the laws of the
            Province  of Quebec and the laws of Canada  applicable  therein  and shall be treated in all respects as a Quebec contract without regard to principles of conflicts of law.

1.5         Recitals
            --------

            The  recitals  of  this  Agreement  are an  integral  part  of  this
            Agreement.

2.          TERM OF AGREEMENT
            -----------------

2.1         Termination
            -----------

            This  Agreement  shall  terminate upon the date on which all amounts owed to the BDC  pursuant  to the Loan  Agreement  have been paid or reimbursed,  except for sections 6.1, 6.2, 6.4. 6.5 and 6.6(b) which shall  survive  as long as the  BDC  holds  at  least  five  hundred thousand (500,000) Warrants and/or Common Shares in the aggregate.

3.          PURPOSE AND SCOPE
            -----------------

3.1         Compliance with Agreement
            -------------------------

            Each Party  agrees to vote and act,  as a  shareholder,  director or officer of the Company,  as applicable,  to fulfil the provisions of this Agreement and in all other respects to comply with, and use all reasonable  efforts  to  cause  the  Company  to  comply  with  this
            Agreement, and to the extent, if any, which may be permitted by law, shall cause its respective nominee(s) as directors of the Company to act in accordance with this Agreement.

3.2         Compliance by the Company
            -------------------------

            The  Company  consents  to the terms of this  Agreement  and  hereby covenants  with each of the other Parties hereto that it will at all times during the term of this Agreement be governed by the terms and provisions hereof in carrying on its business and affairs.

                                      -7-

3.3         Conflict
            --------

            In  the  event  of any  conflict  between  the  provisions  of  this
            Agreement and the Articles and the By-laws,  the  provisions of this
            Agreement  shall govern.  The Parties hereto  acknowledge  and agree that  as of  the  date  hereof  conflicts  may  exist  between  this
            Agreement  and the  Articles  and the  By-laws.  Each of the Parties agrees to vote or cause to be voted the Common Shares owned by it so as to cause the  Articles  or the  By-laws  to be amended to resolve each  such  conflict  and  any  other  conflicts  in  favour  of the provisions of this Agreement.

3.4         Covenant by Principals
            ----------------------

            Each of the Parties  hereby  jointly and  severally,  covenants with each of the other Parties to this  Agreement to take such actions as may be necessary to cause the  Shareholder  which he or she controls at all times  fully and  faithfully  to perform  and  discharge  its obligations  under this  Agreement  and to comply with the terms and conditions of this  Agreement  and the law. The foregoing  covenants and obligations of the Parties are absolute, unconditional,  present and continuing and are in no way  conditional or contingent upon any event or  circumstance,  action or  omission  which might in any way discharge a guarantor or surety.

4.          FINANCIAL PARTICIPATION IN BIOSYNTECH
            -------------------------------------

4.1         Equity Participation
            --------------------

            Each of the  Parties  represents  and  warrants to each other and to
            BioSyntech  that  at  the  date  hereof,  they  are  the  legal  and
            beneficial   owners  of  the  Securities  for  which  they,  or  the
            Shareholder  which  he  or  she  controls,  are  identified  as  the registered holders.

5.          BIOSYNTECH'S BUSINESS AND PURPOSE
            ---------------------------------

5.1         Business and Purpose
            --------------------

            The  business  and purpose of the Company  consists of the  business presently  and  heretofore  carried  on  by  the  Company  including research and  development  in the field of  biomaterials  related to tissue engineering,  therapeutic  delivery and instrumentation  (the
            "Business").  The Business  shall be conducted at all times so as to implement to the fullest extent possible the Business Plan.

6.          DIRECTORS AND SHAREHOLDERS
            --------------------------

6.1         Nomination and Election of BDC Director
            ---------------------------------------

            (a)      Nomination:  Upon a written  request by the BDC, each Party shall  vote its Common  Shares to elect one  nominee of the
                     BDC as a member of the Board (the "BDC  Director")  within, if  possible,  five (5) Business  Days of receiving  such a

                                      -8-

                     request. The BDC will also have the right to appoint at any time and from time to time an observer (the "BDC Observer")
                     who will be allowed to attend and speak at  meetings of the
                     Board from the moment that he or she is appointed.  The BDC
                     Observer shall not have the right to vote.

            (b)      Replacement and Removal:  The BDC may,  acting  reasonably, replace or remove the BDC  Director who has resigned at any time and from time to time by forwarding a written  request to that  effect to the other  Parties not less than two (2)
                     Business  Days before a meeting of  directors at which such director  is  expected  to  attend.  Upon  receipt  of such written request, each Party shall vote its Common Shares to elect  said  replacement  director.  The  BDC  may,  acting reasonably, replace or remove the BDC Observers at any time and from time to time.

            (c)      Indemnity:  The Company  hereby agrees to indemnify the BDC
                     Director  and the BDC  Observer  and their  heirs and legal personal  representatives  against  all costs,  charges and expenses,  including  an amount paid to settle an action or satisfy a judgement,  reasonably  incurred by him or her in respect of any civil, criminal or administrative proceeding to which he or she is made a party  by  reason  of being or having been a director of the  Company  provided  (i) he or she acted  honestly  and in good  faith  with a view to the best  interests of the  Company;  and (ii) in the case of a criminal or administrative proceeding that is enforced by a monetary  penalty,  he or she had  reasonable  grounds  for believing that his or her conduct was lawful.

6.2         Nomination of Independent Director
            ----------------------------------

            (a)      Nomination:  The  Parties  agree that the  majority  of the
                     Board shall at all times consist of  Independent  directors and each Party  shall vote its Common  Shares to elect such
                     Independent directors.

6.3         Board's Exercise of Authority
            -----------------------------

            (a)      Quorum: Unless otherwise agreed to in writing by all of the directors,  and subject to subsection  6.3(b),  a quorum of any meeting of the Board shall  require the presence of the
                     BDC Director if such a director has been named to the board in question.

            (b)      Proceeding Without Quorum:  Notwithstanding  the provisions of  subsection  6.3(a) if proper notice of a meeting of the
                     Board,  specifying  the  business to be  transacted  at the meeting, is given and the BDC Director:  (i) is not present and has not  informed  the  Board  in  writing  of  his/her intention not to attend, then, the meeting may be adjourned by written  notice to all the  Directors to a date which is at least five (5) Business Days after the adjourned meeting to transact the  business set forth in the initial  notice, with or without  the  presence  of the BDC  Director;  (ii)
                     informs the Board of his/her intention not to attend, then, reasonable efforts shall be made to schedule the meeting on a date which is acceptable to the BDC Director; should such efforts  fail,  the  Board can hold the  meeting  on a date which is convenient to the other  directors to transact the business set forth in the initial  notice,  with or without the  presence of the BDC  Director.  The absence of the BDC
                     Director  at a meeting  of the board  pursuant  to a proper notice  shall not prevent the Board from  holding a meeting to address emergencies in accordance with the By-Laws.

            (c)      Meetings  of  the  Board  and  Committees:   The  board  of
                     directors of  BioSyntech  will meet at least four (4) times per  year  and  shall  approve  the  Business  Plan for the following fiscal year no later than thirty (30) days before the  commencement  thereof.  The BioSyntech audit committee and the governance  committee shall each meet at least four
                     (4)  times per  year.

                                      -9-

            (d)      Notice:  All notices of Board  meetings  shall  specify the time, date and place of the meeting and contain a brief but complete  summary  of all  business  on the  agenda  of the meeting.  Unless all of the directors  are present  (except where a director  attends a meeting for the express purpose of  objecting  to the  transaction  of any  business on the grounds that the meeting is not  lawfully  called) or those absent  waive  notice,  no  meeting of  directors  shall be validly  convened  unless at least ten (10) Business  Days'
                     written  notice  thereof  is  given  or at  least  two  (2)
                     Business Days' written notice in case of an emergency.

6.4         Telephone Meetings
            ------------------

            The BDC Director and the BDC Observers may  participate  in meetings
            of  the   Board  by  means  of   telephone,   electronic   or  other
            communication  facilities so as to permit all Persons  participating
            in  the   meeting   to  hear  and   communicate   with  each   other
            simultaneously  and a  director  participating  in such a meeting by such means is deemed to be present at the meeting.

6.5         Directors' Expenses
            -------------------

            The BDC  Director  and the BDC  Observer  shall be  entitled  to the reimbursement  by  BioSyntech  of  reasonable  expenses  incurred in attending meetings, upon presentation of receipts therefore.

6.6         Insurance
            ---------

            The Company shall maintain:

            (a)      adequate insurance coverage for all of its assets, general, civil, clinical and environmental liability, as needed, for amounts corresponding to the industry standards,  for which the BDC will be identified as the loss payee; and

            (b)      directors' and officers' civil liability insurance coverage of at least two million  dollars  ($2,000,000)  which shall also cover the BDC Director and the BDC Observer, the owner and beneficiary of which shall be BioSyntech.

                                      -10-

7.          APPROVAL OF MATTERS
            -------------------

            7.1.1    Matters requiring approval of the BDC  Notwithstanding  any other  provision of this  Agreement,  no  obligation of the
                     Company  or  of a  Subsidiary  will  be  entered  into,  no decision  will be  made,  and no  action  taken  by or with respect to the Company or of a  Subsidiary  with respect to the following  matters,  without the prior written approval of the BDC:

                     (a)  any change in the  Articles or By-laws or the articles or by-laws of a Subsidiary;

                     (b)  any change in the capital structure;

                     (c)  the  issuance   (other  than   pursuant  to  currently
                          existing  obligations  described in Schedule (c) or in
                          accord  with  the  SOP  attached  hereto  as  part  of
                          Schedule   7.1.1(c)  ),   redemption  or  purchase  or
                          repurchase  for  cancellation  or  retirement  of  any
                          Securities,  or the entering  into of any agreement or
                          the making of any offer or the  granting  of any right
                          capable of becoming an agreement  to issue,  redeem or
                          repurchase  Securities (otherwise than pursuant to the
                          SOP  attached  hereto as part of Schedule  7.1.1(c) );
                          the  redemption,  purchase for  cancellation  or other
                          retirement  or  paying-off  of any of the  outstanding
                          Securities;

                     (d)  the   declaration   or   payment   of  any   dividend,
                          distribution,  or  repayment  of  capital,  whether in
                          cash, in stock or otherwise, on any Securities;

                     (e)  the adoption and approval of the Annual Business Plan,
                          and  the  budget  prepared  in  connection   therewith
                          including,  without limitation,  the operating budget,
                          the capital  expenditures  budget and the research and
                          development budget, or any amendment thereto;

                     (f)  the  making,  directly or  indirectly  of any loans or advances or the granting of any  financial  assistance
                          or guarantee  to any Person,  the  forgiveness  of any
                          debts or the settlement of any legal proceeding;

                     (g)  the  borrowing  of any  money,  the  guarantee  of any indebtedness;

                     (h)  the  repayment  of any loan,  advance,  investment  or guarantee to any Person;

                     (i)  the  entering  into  of any  corporate  reorganization
                          including,   but  not  limited  to,  an  amalgamation,
                          merger, or consolidation  with any other Person or the
                          continuance  of  the  corporation  under  a  different
                          jurisdiction;

                     (j)  the  entering  into  of  a   partnership   or  of  any
                          arrangement  for the  sharing  of  profits,  union  of
                          interests, joint venture or reciprocal concession with

                                      -11-

                          any Person  when,  in the  opinion  of the BDC,  these
                          imply substantial  financial commitments for which the
                          Company has not arranged proper funding;

                     (k)  the making of a general  assignment for the benefit of creditors,  the  filing of a notice to make a proposal
                          or the filing of a proposal of compromise, arrangement
                          or reorganization  under any bankruptcy or insolvency,
                          or  the  appointment  of  a  liquidator,  receiver  or
                          manager;

                     (l)  the  taking  of any  steps  to  dissolve,  wind-up  or terminate  the  corporate  existence  or sell,  lease,
                          exchange or dispose of all or substantially all of its
                          property or assets, or the giving of an option to that
                          effect;

                     (m)  the creation,  acquisition  or sale of any Person that would be an Affiliate;

                     (n)  any  action  which may lead to or result in a material change in the nature of the Business;

                     (o)  appointment  or change of the Auditors to a firm other than  one  of  the  major  internationally  recognized
                          firms;

                     (p)  appointment  or change of the members of the audit and governance committees;

                     (q)  the establishment and/or modification of an SOP or any other bonus or remuneration plan;

                     (r)  the  granting  to  Selmani  or any  Related  Party any remuneration,  bonus or incentive,  including  without
                          limitation,  participation  in a SOP,  or  any  change
                          thereto;

                     (s)  the  hiring or firing of the chief  executive  officer and  president  as well as the  setting or changing of
                          the  remuneration  or  participation  in any  bonus or
                          incentive   plan,    including   without   limitation,
                          participation in a SOP by the chief executive officer,
                          or any change thereto;

                     (t)  the approval, the entering into or the changing of the terms of any agreement or  transaction  with a Related
                          Party;

                     (u)  the approval, the entering into or the changing of the terms of any agreement or  transaction  related to the
                          sale,    transfer,    assignment   or   licensing   of
                          Intellectual  Property or distribution rights thereof,
                          any of which is either (i) outside  the normal  course
                          of business,  (ii) not approved by the Board, or (iii)
                          is not with a party at arm's length;

                     (v)  the  approval,  the entering  into or the execution of any  contract or  transaction  constituting  a capital
                          expenditure in excess of seventy-five thousand dollars
                          ($75,000),   except  as  pre-approved  in  the  annual
                          Business  Plan or if, in the opinion of the BDC,  such
                          expenditure has been properly financed; and

                                      -12-

                     (w)  the hypothecation, mortgage, pledge, charging or other granting of any encumbrance with regard to any assets,
                          including the Intellectual Property.

            7.1.2    Consent  Notices  BioSyntech  shall  provide the BDC with a written  notice  seeking its  approval  with respect to the matters  listed above and the notice will state that if the
                     BDC has not responded in writing  within fifteen (15) days, the BDC  shall be deemed to have  consented  to the  matter described  in such  notice.  If the BDC does not respond in writing  within  fifteen  (15)  days  from  receiving  said notice,  the BDC shall be deemed to have  consented  to the matter described therein.

8.          Financial and Accounting Practices
            ----------------------------------

8.1         Financial and Other Information
            -------------------------------

            (a)   The Company  shall  deliver  forthwith  to the BDC: (i) within ninety (90) days of the financial year end of BioSyntech,  one copy of the audited annual financial statements which shall be prepared on a consolidated and  non-consolidated  basis by the
                  Auditors,  including  the  preparation  of a balance sheet and
                  statements  of  income,   retained  earnings  and  changes  in
                  financial position, together with all supporting schedules, as well as an  auditor's  report  with  respect to any  non-arm's length  transactions  (ii) within  forty-five (45) days of the end of  each  quarter,  one  copy  of the  internal  financial statements  on a  consolidated  basis  (including  the balance sheets, the statement of earnings and the statement of changes in the financial position) and the president's detailed report on the operations;  (iii) thirty (30) days of the beginning of each fiscal year, a copy of the an annual  Business Plan which will include cash flow projections, monthly detailed pro forma balance sheets, income statements and statements of changes in financial position for the Company prepared in accordance with generally  accepted  accounting  principles on a  consolidated basis  and on a non  consolidated  basis and  approved  by the
                  Board together with such  explanations,  notes and information which in the  reasonable  opinion of the Company  explains and supplements the information so provided, as well as a research and development plan and budget, a capital  expenditure budget and an annual operating expenditure budgets (collectively: the
                  "Annual Business Plan"); and (iv) any other financial or other information  concerning  the  affairs  of the  Company  or its
                  Subsidiaries which the BDC may reasonably request;

            (b)   The Company shall deliver to the directors at the beginning of each Board  Meeting,  a report  from an officer of  BioSyntech stating  that all taxes and other source  deduction  have been remitted  by the Company  and its  Subsidiaries  to the proper authorities;

                                      -13-

            (c)   The BDC can, at its expense, request that Auditors examine any agreement  or  transaction  which  the BDC  deems to have been approved  or  entered  into with a  Related  Party in order to certify  that its  terms  and  conditions  are at Fair  Market
                  Value.  If  the  terms  and  conditions  of the  agreement  or transaction are determined not to be at Fair Market Value, the expenses related to such certification shall be assumed by the
                  Company.

8.2         Corporate Book
            --------------

            The Company shall  maintain  accurate and complete books and records of all transactions,  receipts,  expenses, assets and liabilities of
            the  Company  in  accordance  with  generally  accepted   accounting
            principles,  consistently  applied as  approved  and  adopted by the
            Board.

9.          COVENANTS
            ---------

9.1         Related Party Transactions
            --------------------------

            The  Company,  Selmani  and  Holdco  undertake  to  ensure  that any transactions or agreements entered into with a Related Party, or any modification  of the terms of such a transaction or agreement  will:
            (i)  be the  object  of a  notification  to the  Board  providing  a detailed  description of the transaction or agreement and the nature
            of  the  relationship   between  the  parties;  and  (ii)  shall  be
            carried-out at Fair Market Value.

9.2         Transfer of Intellectual Property
            ---------------------------------

            The Company, Selmani and Holdco hereby undertake not to enter into a
            non-arms'  length   agreement  or  transaction  to  license,   sell,
            transfer,   assign,  dispose  of  or  encumber  in  any  manner  the
            Intellectual  Property,  or any  component  thereof with any Person, including without limitation, a Related Party.

9.3         Transfer of Intellectual Property
            ---------------------------------

            The Company,  Selmani and Holdco  hereby  undertake not to issue any securities to or enter into any agreement, arrangement, association, transaction or partnership of any sort with any person or entity who is a "listed person",  as defined in the United Nations  Suppression of Terrorism  Regulations,  and identified on the lists (Parts A and
            B) prepared by the Department of Foreign  Affairs and  International
            Trade.

                                      -14-

10.         DEALING WITH SECURITIES
            -----------------------

10.1        Issue of Additional Securities
            ------------------------------

            (a)   Except  as  provided  in  subsection  (d),  if any  additional
                  Securities  are to be issued,  the  Company  shall first offer such  Securities  to the  BDC  by  notice  given  to it of the intention to issue  additional  Securities,  together with all pertinent information with regard thereto, including the date, number  and price of such  Securities  to be so issued and the fact that the BDC has fifteen (15) days in which to respond.

            (b)   The BDC shall have the right to  purchase  the  Securities  so offered  provided however that the BDC shall have fifteen (15)
                  days  from the date the  notice is  received  in which to give written  notice to BioSyntech of its intention to purchase all or any portion of the  Securities  and shall  indicate in such notice  the  number  of  Securities  which  it is  willing  to purchase.

            (c)   Any  Securities  not taken up by the BDC may be issued  within three (3) months of such Securities  having been first offered to the BDC, at no more favourable  terms than those offered to the BDC, to such Persons as the Board determines.

            (d)   BioSyntech shall be entitled to issue  additional  Securities, or options to purchase Securities,  without complying with the provisions  of  subsection  (a)  of  this  section  when  such
                  Securities,  or  options  to  purchase  Securities,  are being issued:

                  (i)   upon the  exercise  or  conversion  of other  Securities
                        issued by BioSyntech prior to the date hereof; or

                  (ii)  to directors, senior officers, employees and consultants pursuant to a SOP approved by the Board.

10.2        Piggy Back Rights - Sale by Selmani or Holdco
            ---------------------------------------------

            (a)   In the  event  that  Selmani  and/or  Holdco  (the  "Offeror")
                  proposes to sell any of all of the Securities  which they hold directly or indirectly  to a third party (the "Third  Party"), the Offeror shall be free to sell its  Securities to the Third
                  Party  provided that prior to the completion of such sale, the
                  Offeror  causes  the Third  Party,  to offer to  purchase  the
                  Securities  held by the BDC at the same  price and on the same conditions as the Offeror shall sell to the Third Party.

            (b)   For greater certainty, the transfer of Securities hereunder is conditional upon and must occur at the same closing.

                                      -15-

11.         GENERAL
            -------

11.1        Representations and Warranties
            ------------------------------

            Each of Selmani and Holdco  hereby  represent and warrant to the BDC and to BioSyntech that:

            (a)   it is neither a party to nor bound by any agreement  regarding the  ownership  or the transfer of its  Securities  other than this Agreement;

            (b)   it is not a party to,  bound by or subject  to any  indenture, hypothec,  mortgage, lease agreement,  instrument,  charter or
                  by-law  provision,   statute,  regulation,  order,  judgement,
                  decree or law which would be violated, contravened or breached by, or under which any default  would occur as a result or the execution and delivery by Selmani or Holdco of this  Agreement or the performance by same of any terms hereof; and

            (c)   is the registered and beneficial  owner of its Securities with good  marketable  title  thereto  free and  clear of all legal rights, hypothecs and encumbrances.

11.2        No Further Obligations
            ----------------------

            The Parties hereto  acknowledge  and agree that the BDC shall not be required to subscribe for additional Securities,  to lend additional money to the  Company or to  provide  any  guarantees  to secure any indebtedness, liabilities or obligations of the Company.

11.3        Application of this Agreement
            -----------------------------

            The terms of this  Agreement  shall  apply  mutatis  mutandis to any shares:

            (a)   resulting    from    the     conversion,     reclassification,
                  redesignation, subdivision or consolidation or other change of the Common Shares; and

            (b)   of the Company or any successor  body  corporate  which may be received  by  the  Shareholders  on  a  merger,  amalgamation, arrangement  or  other  reorganization  of  or  including  the
                  Company;

            and prior to any such action being taken the Parties  shall give due consideration to any changes which may be required to this Agreement in order to give effect to the intent of this section.

11.4        Benefit of the Agreement
            ------------------------

            This Agreement shall enure to the benefit of and be binding upon the
            respective   heirs,   executors,   administrators,   successors  and
            permitted assigns of the Parties hereto.

                                      -16-

11.5        Entire Agreement
            ----------------

            This Agreement  constitutes the entire agreement between the Parties to  this  Agreement  with  respect  to the  subject  matter  of this
            Agreement and cancels and  supersedes any prior  understandings  and agreements  between the Parties with respect to such subject matter.
            There  are  no  representations,   warranties,   terms,  conditions,
            undertakings   or  collateral   agreements,   express,   implied  or
            statutory,  between the Parties other than those expressly set forth in this Agreement.

11.6        Amendments and Waivers
            ----------------------

            No amendment to this Agreement  shall be valid or binding unless set forth in  writing  and duly  executed  by the BDC.  No waiver of any breach of any  provision  of this  Agreement  shall be  effective or binding unless made in writing and signed by the party purporting to give the same and, unless otherwise  provided in the written waiver, shall be limited to the specific breach waived.

11.7        Assignment
            ----------

            Except as may be expressly  provided in this Agreement,  none of the
            Parties to this Agreement may assign its rights or obligations under this Agreement without the prior written consent of all of the other
            Parties.  Notwithstanding the present subsection, the rights granted to the BDC pursuant to this  Agreement  shall be  assignable  at the
            BDC's sole discretion.

11.8        Severability
            ------------

            If any  provision of this  Agreement is  determined to be invalid or
            unenforceable   in   whole   or  in   part,   such   invalidity   or
            unenforceability shall attach only to such provision or part of such provision  and the  remaining  part of such  provision and all other provisions  of this  Agreement  shall  continue  in full  force  and effect.

11.9        Notices
            -------

            Any notice or other writing  required or permitted to be given under this Agreement or for the purposes of this Agreement (referred to in this section as a "notice") to any Party shall be sufficiently given if delivered personally, or if sent by prepaid registered mail or if transmitted  by fax or other form of recorded  communication  tested prior to transmission to such Party.

                                      -17-

            In the case of a notice
            to BioSyntech, Inc. at:          BIOSYNTECH, INC.
                                             475 Armand-Frappier Blvd
                                             Laval, Province of Quebec
                                             H7V 4B3

                                             Telephone number:     450 686 2437
                                             Facsimile number:     450 686 8952

            In the case of a notice
            to Business
            Development Bank of
            Canada at:                       BUSINESS DEVELOPMENT BANK
                                             OF CANDA
                                             5 Place Ville-Marie
                                             Suite 1450
                                             Montreal, Province of Quebec
                                             H3B 5E7

                                             Telephone number:     514 283 2828
                                             Facsimile number:     514 283 5455

            In the case of a notice
            to Bio Syntech Europe
            S.A.R.L. at:                     BIO SYNTECH EUROPE S.A.R.L.
                                             13 Gravier du Robinet, 59117
                                             Wervicq, France

                                             Telephone number:     011 33 3 20 39
                                                                   28 60
                                             Facsimile number:     011 33 3 20 39
                                                                   03 70

            In the case of a notice
            to Amine Selmani at:             AMINE SELMANI
                                             45 Les Erables, Laval, Province of
                                             Quebec
                                             H7R 1A3

                                             Telephone number:     450 962 4774
                                             Facsimile number:     250 962 7470

                                      -18-

            In the case of a notice
            to 9083-1496 Canada
            Inc. at:                         9083-1496 CANADA INC.
                                             2000 McGill College
                                             Suite 1600
                                             Montreal Quebec
                                             H3A 3H3

                                             Telephone number:     514 287 9535
                                             Facsimile number:     514 499 0469

            or at such other  address as the Party to whom such writing is to be given shall have last  notified to the Party  giving the same in the manner provided in this section.  Any notice personally delivered to the Party to whom it is addressed as provided in this section  shall be  deemed  to have  been  given  and  received  on the day it is so delivered  at such  address,  provided  that  if  such  day is not a
            Business  Day then the notice shall be deemed to have been given and received on the  Business  Day next  following  such day. Any notice mailed to the address and in the manner provided for in this section shall be  deemed  to have  been  given  and  received  on the  fifth
            Business  Day next  following  the date of its  mailing.  Any notice transmitted by fax or other form of recorded  communication shall be deemed  given  and  received  on the  first  Business  Day after its transmission.

11.10       Counterparts
            ------------

            This  Agreement  may be executed  by the Parties  hereto in separate counterparts  at different  times each of which when so executed and delivered (including by facsimile) shall be deemed to be an original but all such counterparts shall together constitute one and the same instrument.

                         (signatures on following page)

SIGNATURES
----------

IN WITNESS  WHEREOF the Parties  hereto have executed  this  Agreement as of the date first above written.

(BioSyntech)                          BIOSYNTECH, INC.
                                      Per:

                                      /s/ Amine Selmani
                                      ------------------------------
                                      Name: Amine Selmani
                                      Title: CEO

(BDC)                                 BUSINESS DEVELOPMENT BANK OF CANADA
                                      Per:

                                      /s/ Nick Photiades
                                      ------------------------------
                                      Name: Nick Photiades
                                      Title:  DIRECTOR

(BSE)                                 BIO SYNTECH EUROPE S.A.R.L.
                                      Per:

                                      /s/ Amine Selmani
                                      ------------------------------
                                      Name: Amine Selmani
                                      Title: Mandatee

(Selmani)
                                      Per:

                                      /s/ Amine Selmani
                                      ------------------------------
                                      Amine Selmani

(Holdco)                              9083-1496 CANADA INC.
                                      Per:

                                      /s/ Amine Selmani
                                      --------------------------------
                                      Name: Amine Selmani
                                      Title: President

                                SCHEDULE "1.1.3"

                                    ARTICLES
                            (See attached documents)

                                SCHEDULE "1.1.7"

                                  BUSINESS PLAN

                             (See attached document)

                               SCHEDULE "7.1.1(C)"

                      OBLIGATIONS TO ISSUE SECURITIES & SOP